☐ **AXA Equitable Life Insurance Company**
1290 Avenue of the Americas
New York, NY 10104

☐ **MONY Life Insurance Company**
1290 Avenue of the Americas
New York, NY 10104

☐ **MONY Life Insurance Company of America**
1290 Avenue of the Americas
New York, NY 10104

Application For Life Insurance Part I

Form No. LIFEAPP-GV
Rev. 10/2004

1 PROPOSED INSURED (Print Name as if it is to appear on the policy.) Please print in ink.

Proposed Insured

A. Full Name: First________ M.I.____ Last________ B. Gender: ☐ Male ☐ Female

C. Home Address: ________ No. and Street ________ Bldg/Apt/Suite

City/Municipality________ (If address is a P.O. Box or not actual residence, proof of residence required.) County/Parish________ State____ Zip + 4 Code________

D. Home Phone No.________ Best time to Call: ________ Best phone no. to be contacted:________

E. Date of Birth: ________ (Month/Day/Year) F. Place of Birth: ________ (State/County)

G. Marital Status: ☐ Single ☐ Married ☐ Widowed ☐ Divorced ☐ Separated H. Soc. Sec. No. ________

I. Driver's Lic. No.:________ State: ________

J. U. S. Citizen? ☐ Yes ☐ No* If No, Country________ U.S. Visa type________ Passport # or U.S. Visa #________

K. Currently employed? ☐ Yes ☐ No ☐ Retired

L. Current Occupation(s): (1) Title:________ (If less than 1 year at current occupation, give previous in Remarks.) (2) Duties________ (3) How Long? ________

M. Employer Name: ________

N. Employer Address: ________ No.& Street ____ City ____ State ____ Zip + 4 Code

O. Annual Earned Income (Income from occupation) $________ P. Net Worth $________

2 COVERAGE INFORMATION

A. Plan of Insurance________ Amount of Insurance $ ________

B. Death Benefit Option ☐ Option A(1) Level ☐ Option B(2) Variable

C. Definition of Life Insurance Test: ☐ Guideline Premium Test ☐ Cash Value Accumulation Test

D. Additional Benefit or Riders: (For CTIR—complete supplement) ☐ CTIR $________

☐ Waiver of Monthly Deduction ☐ Disability Premium Waiver ☐ Lapse Protection Rider ☐ Other ________

E. Amount Paid with this Application: ☐ $________, or ☐ None Planned Periodic Premium $________

F. Premium Mode: ☐ Annual ☐ Semi-Annual ☐ Quarterly ☐ Monthly

System-Matic (Complete S-M form and check applicable box) ☐ Quarterly ☐ Monthly

G. Salary Allotment (1) Unit Name ________ (2) Unit/Sub Unit. No. ________ (3) Unit Register Date ________

H. Date Policy to save Insured Age? ☐ Yes ☐ No

I. Total life insurance in force or pending (All Companies) $________

J. Will the coverage applied for replace or change any life insurance or annuities? ☐ Yes ☐ No Is this a 1035 Exchange? ☐ Yes ☐ No
If "Yes", complete: (If additional room is needed, please use Remarks Section.)

Amount $________ Company ________ Issue Year________ Policy Number ________ ☐ Life ☐ Group ☐ Annuity

Amount $________ Company________ Issue Year________ Policy Number________ ☐ Life ☐ Group ☐ Annuity

K. Is this a Term Conversion/Purchase Option? ☐ Yes ☐ No If **"Yes"**, complete Term Conversion/Purchase Option Supplement.

L. Complete if Proposed Insured is under age 15:

a) State total amount of insurance in force on the life of applicant or child's parent, if greater $________

b) Are any other children in the family insured for a lesser amount? ☐ Yes ☐ No

Is "Yes" give details________

❸ BENEFICIARY/OWNER/PAYOR

A. Beneficiary (Total designation must be 100%. Use Remarks section for additional Beneficiary information.)

Beneficiary Full Name	Relationship to Insured	Percentage
Primary:_______________	_______________	_______
_______________	_______________	_______
Contingent:_______________	_______________	_______

B. Owner/Payor (The owner/Payor of this policy is the Insured unless otherwise specified below.)

If the owner is the Trust, provide Name of Trustee, Date of Trust Agreement and Taxpayer Identification Number (TIN) in Remarks Section.
If Payor is other than the Owner or the Insured, please provide details in Remarks Section.

Owner's Name: _______________ Social Security # or TIN _______________

Address: Street_______________ City_______________ State_______ Zip Code _______
(Billing notices will be sent to the Owner at this address unless otherwise directed in Remarks Section.)

Relationship to Insured_______________ Date of Birth_______________

❹ GENERAL INFORMATION

List details of all answers in the Remarks section.

A. Ever had a driver's license suspended or revoked, or within the last 5 years, been convicted of reckless or negligent driving or driving under the influence of alcohol or drugs? (If "Yes", include dates, types of violations, and reason for suspension or revocation in Remarks.) ☐ Yes ☐ No

B. Any plans to travel or reside outside the United States? (If "Yes" in "Remarks", state full details including countries and dates.) ☐ Yes ☐ No

C. Have you been disabled for 2 or more weeks within the last 2 years? ☐ Yes ☐ No

D. In the last year flown other than as a passenger or plan to do so? If "Yes", complete Aviation Supplement.) ☐ Yes ☐ No

E. Engaged within the last year or any plan to engage in motor racing on land or water, underwater diving, skydiving, ballooning, hang gliding, parachuting or flying ultra-light aircraft or other hazardous sports or hobbies? (If "Yes", complete Avocation Supplement.) ☐ Yes ☐ No

F. Ever had an application for life or health insurance that was declined, required an extra premium or other modification? (If "Yes", state companies and provide full details in Remarks.) ☐ Yes ☐ No

G. In the last 10 years, have you been convicted of, or pled "no contest" to a felony? (If "Yes" in "Remarks", state full details of offense and penalty, with dates.) ☐ Yes ☐ No

H. Do you currently use any form of tobacco or nicotine product? ☐ Yes ☐ No Type_______ Avg. Quantity # packs_______ Frequency _______

I. Have you ever used any form of tobacco or nicotine product? ☐ Yes ☐ No Type Date Ceased _______________

❺ MEDICAL INFORMATION

A. Height_______ Ft._____in.; Weight_______ lbs.
B. Personal Physician Name_______________
C. Address_______________
D. Date and Reason for Last Visit in the Last 5 Years_______________
E. What treatment was given or recommended? (If none, so state)_______________

Has Proposed Insured:

F. Ever had or been treated for heart trouble, stroke, high blood pressure, chest pain, diabetes, tumor, cancer, respiratory or neurological disorder? ☐ Yes ☐ No

G. In the last 5 years, consulted a physician, or been examined or treated at a hospital or other medical facility? (Include medical checkups in the last 2 years. Do not include colds, minor injuries or normal pregnancy.) ☐ Yes ☐ No

H. In the last 10 years:

1. Used, except as legally prescribed by a physician, tranquilizers, barbiturates or other sedatives; marijuana, cocaine, hallucinogens or other mood altering drugs; heroin, methadone or other narcotics; amphetamines or other stimulants; or any other illegal or controlled substances? ☐ Yes ☐ No
2. Received counseling or treatment regarding the use of alcohol or drugs including attendance at meetings or membership in any self-help group or program such as Alcoholics Anonymous or Narcotics Anonymous? ☐ Yes ☐ No

I. In the last 10 years, been:

1. Diagnosed by a member of the medical profession as having Acquired Immune Deficiency Syndrome (AIDS) or AIDS-Related Complex (ARC)? ☐ Yes ☐ No
2. Treated by a member of the medical profession for AIDS or ARC? ☐ Yes ☐ No

J.

Family History	Age if Living	Cause of Death	Age at Death
Father			
Mother			
Sibling			

❻ DETAILS OF ALL "YES" ANSWERS FOR MEDICAL INFORMATION

Question No.	Illness, Treatment, and Number of Attacks (include specific diagnosis and medication)	Onset Date	Recovery Date	If disabled, How long?	Doctor, Clinic, or Hospital Complete Address, and Phone Number

REMARKS Provide details for any of the questions, and any other additional remarks.

❼ COMPLETE IF MONEY IS PAID BEFORE THE POLICY IS DELIVERED:

Have the undersigned read and do they agree to the conditions of the Temporary Insurance Agreement, including:

(i) the requirement that all of the conditions in that Agreement must be met before any temporary insurance takes effect, and

(ii) the $1,000,000 insurance amount limitations? ☐ Yes ☐ No

(If "No," or if any Person Proposed for Insurance has been diagnosed or treated for Acquired Immune Deficiency Syndrome (AIDS) or AIDS-Related Complex (ARC) by a member of the medical profession within the last 10 years or had cancer, a stroke, or a heart attack within the last year, a premium may not be paid before the policy is delivered.)

AGREEMENT. Each signer of this application agrees that:

(1) The statements and answers in all parts of this application are true and complete to the best of my (our) knowledge and belief. We may rely on them in acting on this application.

(2) TheTemporary Insurance Agreement states the conditions that must be met before any insurance takes effect if money is paid before the policy is delivered. Temporary Insurance is not provided for a policy or benefit applied for under the terms of a guaranteed insurability option or a conversion privilege.

(3) Except as stated in the Temporary Insurance Agreement, no insurance shall take effect on this application: (a) until a policy is delivered and the full initial premium for it is paid while the person(s) proposed for insurance is (are) living; (b) before any Registered Date specified in this application; and (c) unless to the best of my (our) knowledge and belief the statements and answers in all parts of this application continue to be true and complete, without material change, as of the time the full initial premium is paid.

(4) No financial professional or medical examiner has authority to modify this Agreement or the Temporary Insurance Agreement. Or to waive any of our rights or requirements. We shall not be bound by any information unless it is stated in Application Part 1 or Part 2.

(5) I acknowledge receipt of the Living Benefits Brochure (Accelerated Death Benefit Rider Brochure), where applicable.

ACKNOWLEDGEMENT OF UNDERWRITING PRACTICES

I (we) acknowledge that I (we) have received a statement of the Underwriting Practices of the Company (ies) which describes from whom and why the Company (ies) obtains information on my (our) insurability, to whom such information may be reported and how I (we) may obtain it. The statement contains the notice required by the Fair Credit Reporting Act.

AUTHORIZATIONS

TO OBTAIN HEALTH INFORMATION

I (we) authorize any physician, hospital, clinic, medical practitioner, medical testing laboratory, pharmacy or other health care provider, health plan or insurance company (including our Company, with respect to other coverages) and the Medical Information Bureau to disclose to the Company (ies) and its authorized representatives any and all information, whether fact or opinion, they may have about any diagnosis, treatment and prognosis regarding my (our) past, present or future physical or mental condition.

TO OBTAIN NON-HEALTH INFORMATION

I (we) authorize any employer, business associate, government unit, financial institution, consumer reporting agency, the Medical Information Bureau, my (our) insurance agency and my (our) financial professional to disclose to the Company (ies) and its' authorized representatives any information they may have about my (our) occupation, avocations, finances, driving record, character and general reputation. I (we) authorize the Company (ies) to obtain investigative consumer reports, as appropriate.

PURPOSE OF AUTHORIZATIONS

I (we) understand that the information obtained will be used by the Company (ies) to determine my (our) eligibility for life insurance coverage and such other uses specified in accordance with the Underwriting Practices attached to this application. In addition, information may be disclosed to the Medical Information Bureau (MIB) who, upon request, may disclose such information about you in its file to another member company with whom you apply for life or health insurance or to whom a claim for benefits may be submitted; when requested by a government agency; in connection with a legal or arbitration proceeding; or for other purposes as required or permitted by applicable law. If a policy is issued to me (us), this information may also be used in the future to administer my (our) policy and process claims made under the policy.

COVERAGE CONDITIONS

I (we) understand that the Company (ies) is conditioning the issuance of coverage on the provision of this authorization, and that, while I (we) may refuse to sign this authorization, my (our) refusal to do so could result in coverage not being issued.

ADDITIONAL AUTHORZATIONS

You have advised me (us) that the Company (ies) may request additional authorizations in order to obtain the information the Company (ies) needs to complete its review of my (our) application and, if the policy is issued, in connection with any claim asserted under the policy, I (we) understand that I (we) am (are) not obligated to provide these additional authorizations but that, if I (we) choose not to provide them, this application and any claim made under the policy, if issued, may be rejected.

DURATION

Unless otherwise revoked, I (we) agree that this authorization will expire on the earlier of the date that the Company (ies) declines my application for coverage or, if a policy is issued, 24 months from the date of my (our) application. I (we) understand that I (we) may revoke my (our) authorizations at any time, except to the extent that the Company (ies) has taken action in reliance on this authorization, this application and any claim made under the policy, if issued, may be rejected. My (our) revocation must be submitted in writing to: Chief Underwriter of the Company checked on the front page of this application, 1290 Avenue of the Americas, New York, New York 10104.

COPY OF AUTHORIZATIONS

I (we) have a right to ask for and receive true copies of this Acknowledgement and Authorization Form and all other authorizations signed by me (us). I (we) agree that reproduced copies will be as valid as the original.

FOR THE APPLICANT'S PROTECTION, THE LAWS OF CERTAIN STATES REQUIRE THIS NOTICE: ANY PERSON WHO, WITH INTENT TO DEFRAUD OR KNOWING THAT HE/SHE IS FACILITATING A FRAUD AGAINST AN INSURER, FILES AN APPLICATION OR CLAIM CONTAINING A FALSE OR DECEPTIVE STATEMENT AS TO ANY MATERIAL FACT MAY BE GUILTY OF INSURANCE FRAUD, WHICH MAY RESULT IN LOSS OF COVERAGE UNDER THIS POLICY AND MAY SUBJECT THE APPLICANT/CLAIMANT TO CRIMINAL PROSECUTION.

SOCIAL SECURITY OR TAX I.D. NUMBER CERTIFICATION---UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT (I) THE NUMBER SHOWING ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER, AND (II) I AM NOT SUBJECT TO BACKUP WITHOLDING BECAUSE (A) I AM EXEMPT FROM BACKUP WITHHOLDING OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING, AND (III) I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).

CERTIFICATION INSTRUCTIONS: You must cross out item (ii) above if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISIONS OF THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.

I (we), the undersigned, by my (our) signature(s) below understand that I (we) am (are) agreeing to all the terms and conditions of this application, including, but not limited to, the Acknowledgement and Authorization.

Dated at City______________________________

State______________________________

on______________________________

____
Signature of Proposed Insured, Authorized Representative or Applicant, if Proposed Insured is a Child, Issue Ages 0-14

____
Signature of Owner if not Proposed Insured or Applicant.
(If corporation, show firm's name and signature of authorized offer.)

Will any existing insurance be replaced or changed (or has it been) assuming the insurance applied for will be issued? ☐ Yes ☐ No
(If "yes" give details______________________________)

Signature of Licensed Financial Professional/Insurance Broker______________________________

Print Licensed Financial Professional's Name______________________________

AMIGV-2004

MONY
An AXA Financial Company

HIPAA Supplement
Form No. HIPAA (10/2004)

Authorization for Release of Health-Related Information
To MONY Life Insurance Company
This Authorization complies with the HIPAA Privacy Rule

______________________________ Name of proposed insured (please print)

______________ Date of birth

I authorize any health plan, physician, health care professional, hospital, clinic, laboratory, pharmacy, medical facility or other health care provider that has provided payment, treatment or services to me or on my behalf within the past 10 years ("My Providers") to disclose my entire medical record and any other protected health information concerning me to the MONY Life Insurance Company (MONY) and its agents, employees and representatives. This includes information on the diagnosis or treatment of Human Immunodeficiency Virus (HIV) infection and sexually transmitted diseases. This also includes information on the diagnosis and treatment of mental illness and the use of alcohol, drugs and tobacco but excludes psychotherapy notes.

By my signature below, I acknowledge that any agreements I have made to restrict my protected health information do not apply to this authorization and I instruct any physician, health care professional, hospital, clinic, medical facility or other health care provider to release and disclose my entire medical record without restriction.

This protected health information is to be disclosed under this Authorization so that MONY may: 1) underwrite my application for coverage, make eligibility, risk rating, policy issuance and enrollment determinations; 2) obtain reinsurance; 3) administer claims and determine or fulfill responsibility for coverage and provisions of benefits; 4) administer coverage; and 5) conduct other legally permissible activities that relate to any coverage I have or have applied for with MONY or its affiliates.

This authorization shall remain in force for 30 months following the date of my signature below, and a copy of this authorization is as valid as the original. I understand that I have the right to revoke this authorization in writing, at any time, by sending a written request for revocation to MONY at P.O. Box 4830, MD 34-21, Syracuse, NY 13221, Attention: Privacy Official. I understand that a revocation is not effective to the extent that any of My Providers has relied on this Authorization or to the extent that MONY has a legal right to contest a claim under an insurance policy or to contest the policy itself. I understand that any information that is disclosed pursuant to this authorization may be redisclosed and no longer covered by federal rules governing privacy and confidentiality of health information.

I understand that My Providers may not refuse to provide treatment for health care services if I refuse to sign this authorization. I further understand that if I refuse to sign this authorization to release my complete medical record, MONY may not be able to process my application or if coverage has been issued may not be able to make any benefit payments. I acknowledge that I have received a copy of this authorization.

______________________________ Signature of Proposed Insured or Personal Representative

______________ Date

______________________________ Description of Personal Representative's Authority or Relationship to Patient

FINANCIAL PROFESSIONAL/BROKER CERTIFICATION

Policy Number ______________________ Insured's Name: ______________________

1 Details of amount of insurance in force and life insurance (except this application) or life reinstatement applied for:

Company	Policy Number Contract Number	Issue Year	Replace?	Specify if In force or applied for	Face Amount	Insurance Type (Personal, Business, Group, Creditor or Other)
________	________	____	☐ Yes ☐ No	________	$________	________
________	________	____	☐ Yes ☐ No	________	$________	________
________	________	____	☐ Yes ☐ No	________	$________	________
________	________	____	☐ Yes ☐ No	________	$________	________

2 Purpose of Coverage applied for (check all that apply)

a. Personal
☐ Income Replacement ☐ Estate conservation ☐ Debt Repayment (provide details in 2b Loan Indemnification below)
☐ Other ____________

b. Business (Note: If face amount exceeds $2,000,000, attach current balance sheet and earnings statement for the firm)
☐ Keyperson ☐ Deferred Compensation ☐ New Venture ☐ Executive Bonus ☐ Split Dollar
☐ Buy-Sell/Stock Redemption (Attach copy of Buy-Sell/Stock Redemption agreement if drafted)
Names, ages, percent ownership and details of business coverage issued and applied for on other members of the firm:
____
____
How was amount determined? ______________________
☐ Loan Indemnification
Name of lender______________ Purpose of loan? ______________
Initial loan amount $__________ Date loan made __________(mm/dd/yyyy) What are terms of repayment? __________
☐ Other ______________________

3 Was a copy of the Life Insurance Buyer's Guide given to the Applicant? ☐ Yes ☐ No

4 Rate class/Nicotine class quoted (Refer to Underwriting Guide for Rate/Nicotine criteria):______________

5 Attestations

a. How many years have you known the Insured? __________ years
How well? ☐ Just met ☐ Known casually ☐ Known well ☐ Family member

b. In the physical presence of all persons proposed for insurance, have you asked each question on the application exactly as written and have you recorded the answers completely and accurately? (If "No", explain in Remarks) ☐ Yes ☐ No

c. Do the Insured and Applicant speak and understand English? (If "No", please explain in Remarks how questions were asked and answered. In what language should PHI be conducted? ____________) ☐ Yes ☐ No

d. Do you know of any reason why the proposed Insured might not qualify for the rate class quoted? (consider health, occupation, finances, character, habits, reputation, aviation, avocation. If "Yes", explain in Remarks) ☐ Yes ☐ No

6 Financial Professional/Broker Information

Name	Agent Number	Share	Contact by: ☐ Phone ☐ Fax ☐ Email Contact number or email address
________	________	____%	________
________	________	____%	________
________	________	____%	________
________	________	____%	________
________	________	____%	________

7 Family members, business partners or other related applications to be underwritten concurrently (provide policy numbers if available)

Name(s)	Policy Number(s)	Name(s)	Policy Number(s)
________	________	________	________
________	________	________	________

8 County code: states of AL, GA, KY, LA, and SC __________

9 Does the Client intend to use the Policy for any type of viatical settlement, senior settlement, life settlement, or for any other secondary market? ☐ Yes ☐ No

REMARKS

____

I certify that I have truly and accurately recorded all information supplied by the Insured(s) and the Applicant on the application. I certify that I have truly and accurately answered all questions on this Financial Professional/Broker Certification.

Signed on Date __________(mm/dd/yyyy) ______________________ ______________ ______________

Signature of Financial Professional/Insurance Broker | Agency of Record/BGA Code | BGA Name

(Rev 1/05)

YOUR INSURANCE APPLICATION & HOW IT IS HANDLED

Thank you for applying to us for insurance. This form provides important information about the underwriting of your application and our practice respecting your personal and medical record information as required by those states that have adopted the NAIC Model Insurance Information and Privacy Protection Act and other states that may have similar requirements.

OUR UNDERWRITING PROCESS

Underwriting. Our Evaluation of your application begins with the medical history you furnish. Since we rely on the accuracy and completeness of your answers, we may verify them both before and after a policy is issued. This description is not intended to limit or alter the authorization provided in conjunction herewith. In the event of any inconsistencies, the terms of the actual Authorization will control.

Source of Information. We may request additional information from physicians, hospitals, clinics, medical practitioners, medical testing laboratories, pharmacies, other health care providers, health plans, the Medical Information Bureau, other insurers to which you have applied, your employer, business associates, financial institutions, governmental units, consumer reporting agencies and your financial professional.

Your signature of the Acknowledgement and Authorization Form and any additional authorizations we may request permit us to make these inquiries. They may be made by personal interview, by telephone or in writing. We do not ask other insurers for their underwriting decision on your application. You have the right to know (usually through a physician you name) what information we have concerning you, and if it is incorrect, to have it corrected. If you want more information about this, contact your financial professional. If we request information about you from an insurance support organization, they may also furnish this information to others authorized by you. If this connection, the federal and various state Fair Credit Reporting Acts require that you be given this notice.

> To help establish eligibility for insurance, an investigative consumer report (including information on finances, character and general reputation) may be requested. It would be based on interview with your employer, business associates, financial institutions, governmental units, and references you name. You may also be interviewed yourself.
>
> You may write to us for more complete details on consumer reports. You also have the right to know whether a consumer report was made, the name and address of the agency which made it, and to obtain a copy of the report from them. You can obtain a summary of all your right under the Fair Credit Reporting Act from the Consumer Reporting Agency.

MEDICAL INFORMATION BUREAU (MIB)

The MIB is a non-profit organization of life insurance companies. Its members exchange information in order to protect the majority of applicants from the few who might not disclose significant facts in applying for coverage. Member companies report to it information of underwriting significance as authorized by applicants and policy holders. This information is, in turn, available only to other member companies when appropriately authorized to secure it.

While the MIB may help us identify areas about which we need additional information for our underwriting evaluation, we do not use MIB reports as the basis for our underwriting decisions.

Upon request, the MIB will arrange for disclosure to you of any information it may have concerning you. If you question the accuracy of this information, you may request a correction according to the federal Fair Credit Reporting Act. You may contact MIB at Post Office Box 105, Essex Station, Boston, MA 02112, Telephone: (617) 426-3660.

Report of Adverse Decision. If an adverse underwriting decision is made on your application, you will be notified and given the reason for this as well as instructions for obtaining further details. If you believe this decision was based on erroneous information, you should contact your financial professional.

NOTICE TO AXA ADVISORS, LLC CLIENTS, if Applicable

The National Association of Securities Dealers (NASD) has published an investor brochure that describes its Public Disclosure Program. You may obtain a copy of the brochure by calling the NASD's Public Disclosure Program Hotline number at 1-800-289-9999 or by visiting the NASD's Web site at www.nasdr.com.

You may contact AXA Advisors, LLC, directly regarding any matter, including the filing of a complaint, by calling 1-800-355-2009 or writing to AXA Advisors at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104.

Remittances for products and services offered by your AXA Advisors financial professional should be made payable to AXA Advisors or another financial institution as your financial professional may direct, but not to your financial professional.

Where to Write to Us. Your financial professional will be pleased to give you the address of our office to which you can write concerning any of the matters discussed above.

PRIVACY POLICY

We are committed to keeping all personal information we have about you confidential and secure. This policy describes how we protect your privacy.

Our Privacy Pledge

- Our business is to offer quality financial products and services to our clients.
- We only use personal client information to administer our business.
- We do not sell or rent client lists or data bout our clients to others. We may market products jointly with other financial companies.
- We require all employees, financial professionals and companies providing services for us to keep client files confidential.

Keeping Your Files Secure

We have security programs that protect data about you from unauthorized use or disclosure. Access to your files is limited to those who need it to administer our business. Our privacy policy applies to both current and former clients.

Information We Collect About You

We collect personal information about you to administer our business, confirm your identity and meet legal requirements. The information we collect varies for different products and services and may include your:

- Name, age, address, phone number and Social Security number
- Occupation and income
- Financial goals and preferences
- Assets and liabilities, insurance, savings and investments
- Health and high-risk hobbies such as skydiving or auto racing
- Information about the products and services you purchase from us

You provide most of this information yourself. We may also ask others about you, including:

- Companies whose products and services you purchase through us
- Credit reporting agencies and state and federal agencies
- Marketing firms acting on our behalf

Who We Share Data With

We may share personal information about you with:

- Your financial professional
- Companies whose products and services you purchase through us
- Companies which have joint marketing agreements with us
- Companies that perform support services for us, including those which:
  - Print and mail account statements
  - Support our computer systems
  - Clear and settle trades
  - Help market our products and services to you

Unaffiliated companies that provide support services for us are required to keep client information confidential. They must also agree in writing to use personal information only to provide services to us.

We disclose information about to government agencies and others as required or permitted by law.

Some financial professionals only offer products and services through us. Others may also offer products and services from other sources. This privacy policy does not apply to data that your financial professional may collect for these other products and services.

Privacy Policy Changes

We may make changes to this privacy policy in the future. Before we do, we will send you a revised privacy policy. And as long as you continue to be a client, we will send you a current privacy policy once a year.

To Contact Us

Questions? Call our Privacy Information Center at 1-877-806-4573, or you can write to us. Your financial professional will be please to give you the address to which you can write concerning any of the matters described herein.

PLEASE READ THIS INFORMATION—IT IS FOR YOUR BENEFIT

TEMPORARY INSURANCE AGREEMENT

☐ **AXA Equitable Life Insurance Company**
1290 Avenue of the Americas
New York, NY 10104

☐ **MONY Life Insurance Company**
1290 Avenue of the Americas
New York, NY 10104

☐ **MONY Life Insurance Company of America**
1290 Avenue of the Americas
New York, NY 10104

(In this Agreement, "we", "our", and "us" mean AXA Equitable Life Insurance Company, MONY Life Insurance Company and MONY Life Insurance Company of America)
We will pay an insurance benefit to the beneficiary named in the application if a Person Proposed for Insurance dies while this Agreement is in effect. For joint survivorship life policies, the insurance benefit is payable upon the death of the second of the Proposed Insured Persons to die, unless a rider is applied for which provides an insurance benefit to be paid upon the death of either Proposed Insured Person. Any coverage provided under this Agreement is temporary and is subject to the Conditions to Coverage stated below. The Temporary Insurance will be in the amount applied for (subject to the Amount Limitation below) and in accordance with the terms of the policy we would issue.

Conditions to Coverage: All of the following conditions must be met before any Temporary Insurance takes effect:

(1) A completed and properly signed application Part 1 and, if required by our published underwriting rules, Part 2 must be given to us; and
(2) The amount paid in consideration for this agreement must be enough to provide at least one month's coverage for the death benefit and for any benefits provided by riders; no insurance will take effect under this agreement if less than one month's premium is submitted with this agreement, and
(3) To the best of the knowledge and belief of those signing the application, the statements and answers in all parts of the application were True and complete when made and continue to be true and complete, without material change, when the premium is paid; and
(4) No person Proposed for insurance has been diagnosed or treated for Acquired Immune Deficiency Syndrome (AIDS) or AIDS-Related Complex (ARC) by a member of the medical profession within the last 10 years or had cancer; a stroke, or a heart attack within the last year.

When Temporary Insurance Begins: If all these conditions are met, then Temporary Insurance shall take effect on the life of a Person Proposed for Insurance on the later of: (a) the date money is paid; or (b) if an application Part 2 is initially required as to that person by our published underwriting rules, the date that Part 2 is completed.
If a Person Proposed for Insurance dies as a result of accidental bodily injury, directly and independently of all other causes, before a required application Part 2 for that person is completed, then the Temporary Insurance will be in effect unless it terminated earlier.

Amount Limitations: The amount of insurance in effect on the life of any Person Proposed for Insurance under all Temporary Insurance Agreements issued by the Company checked above, or its other subsidiaries or affiliates, shall not exceed $1,000,000 in total.

When Temporary Insurance Ends: Insurance under this Agreement will end upon the earliest of the following:
(1) When we issue a policy as applied for, and the full initial premium for it is paid; or
(2) Thirty days after we issue a policy other than as applied for or, if sooner, when that policy is either accepted or refused; or
(3) Five days after we mail a notice declining the application and enclosing a refund on any premium paid; or
(4) The 90th day after the date of Part 1 of the application

Coverage Not Provided: No coverage is provided under this Agreement for a policy or benefit applied for under the terms of a guaranteed insurability option or a conversion privilege.

No disability waiver of monthly deductions benefit is provided under this agreement.

IMPORTANT: No Temporary Insurance shall take effect except as stated in the Temporary Insurance Agreement

This receipt must not be detached unless the application is signed and money is collected.

Received from____

☐ $____________ for proposed insurance on the life of each Person Proposed for Insurance in accordance with an application to the Company checked above.

Dated at__________________ on____________________________

Licensed Financial Professional/Insurance Broker____________________________

Checks must be drawn to the order of the Company checked above and are received subject to collection.

RECEIPT

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO THE COMPANY CHECKED ABOVE. DO NOT MAKE CHECK PAYABLE TO THE FINANCIAL PROFESSIONAL OR LEAVE THE PAYEE BLANK.

FINANCIAL PROFESSIONAL/BROKER CERTIFICATION

Brokerage Name/Agency Code:________________ Proposed Insured's Name________________

1. Details of amount of insurance in force and life insurance (except this application) or life reinstatement applied for:

Company	Policy Number Contract Number	Issue Year	Specify if in force for applied for	Face Amount	Insurance Type (Personal, Business, Group, Creditor or Other)

2. **Purpose of Coverage applied for (check all that apply)**
   a. Personal
      ☐ Income Replacement ☐ Estate conservation ☐ Debt Repayment (provide details in 2b Loan Indemnification below)
      ☐ Other________________
   b. Business
      Proposed Insured's percentage of ownership________% Fair Market Value of Business $________
      ☐ Keyperson ☐ Deferred Compensation ☐ New venture ☐ Executive Bonus ☐ Split Dollar
      ☐ Buy-Sell/Stock Redemption (Attach copy of Buy-Sell/Redemption agreement if drafted)
      Names, ages, percent ownership and details of business coverage issued and applied for on other members of the firm:
      ____
      ____
      How was the amount determined?________________
      ☐ Loan Indemnification
      Name of lender ________ Purpose of loan? ________
      Initial loan amount $________ Date loan made ________(mm/dd/yyyy) What are the terms of repayment?________
      ☐ Other________________

3. **Compliance Information –** ***These questions MUST BE COMPLETED with respect to the Owner.***
   a. Is the Owner a member of the National Association of Securities Dealers, Inc. (NASD)? ☐ Yes ☐ No
   b. **Personal Income** ________ **Family Income** ________
      Enter Personal Income AND Family Income if Personal Insurance OR Net Income if Business Insurance.
   c. **Liquid Net Worth (excluding residence)** ________ **Total Net Worth** ________
   d. Has client **purchased** a Financial Plan from AXA Advisors, LLC? ☐ Yes ☐ No Plan # ________
   e. **Investment Time Horizon** ☐ <5 years ☐ 5-10 years ☐ 10-15 years ☐ >15 years
   f. **Source of funds used to purchase Insurance:**
      ☐ Cash ________% ☐ Existing life insurance policy or contract ________%
      ☐ Borrowing ________% Identify Source________
      ☐ Existing Investments ________% Identify Source ________

Check Personal or Business and complete that section only.

g. ☐ **Personal Insurance**

(1) Occupation ☐ Professional/Technical ☐ Doctor (MD, DD, DC, DPM, Psychiatrist, Prac Psychologist) ☐ Dentist ☐ Lawyer
☐ Account ☐ Engineer ☐ Architect ☐ Teacher *(Elem-HS)* ☐ Teacher *(College)* ☐ Health Care Worker ☐ Top Mgmt
☐ Mid Mgmt ☐ Bus. Owner/Partner ☐ (Other)________

(2) Investment Objective ☐ Safety of Principal ☐ Income ☐ Growth ☐ Aggressive Growth ☐ Income & Growth

(3) Risk Tolerance ☐ Aggressive ☐ Moderate ☐ Conservative

(4) Marital Status ☐ Married ☐ Single ☐ Separated ☐ Divorced ☐ Widowed

(5) No. of Dependents________ **(6) Tax Bracket**________%

(7) Purpose of Insurance ☐ Estate Planning ☐ Family Protection ☐ Charitable ☐ Children's Educ. ☐ Retirement Income
☐ Savings/Investment ☐ Parent Care Fund ☐ Disability Income ☐ Medical Expenses ☐ Mortgage Protection
☐ Pension Maximization ☐ (Other)________

(8) Assets/Investments ☐ Cash $________ ☐ CDs $________ ☐ Bonds $________
☐ Annuities $________ ☐ Mutual Funds $________ ☐ Stocks $________
☐ (Other)________

(h) ☐ Business Insurance

(1) Persons authorized to transact business on behalf of Owner:

Name:______________________ Title:______________________

Name:______________________ Title:______________________

Name:______________________ Title:______________________

(2) Total Assets (as of last fiscal quarter): $______________________

(3) **Purpose** ☐ Key Person ☐ Buy out Funding ☐ Deferred Comp. ☐ Salary Continuation ☐ Executive Bonus ☐ Overhead Expenses ☐ Qualified Retirement Plan ☐ Investment/Savings ☐ 401(k) Plan ☐ 125 Cafeteria Plan ☐ Group Life Carve Out ☐ (Other)______________________

(4) **Type of Business** ☐ Manufacturing ☐ Wholesale ☐ Transportation ☐ Agriculture ☐ Construction ☐ Service ☐ Professional Service ☐ Mining ☐ Retail ☐ Financial, Real Estate ☐ Insurance ☐ (Other)______________________

(5) **No. of Employees** ☐ one ☐ 2-9 ☐ 10-24 ☐25-49 ☐ 50-99 ☐ 100-499 ☐500+

4. **a.** (1) How long have you known the Proposed Insured?__________ (2) Your relationship to the Proposed Insured, if any __________
   b. If Proposed Insured is a child (issue age 0 – 14), when did you last see Child?__________
   c. Does the Proposed Insured and Applicant speak and understand English? (If "No", please explain in Remarks how questions were asked and answered. In what language should PHI be conducted?__________) ☐ Yes ☐ No
   d. Did the Registered Representative (i) verify the identity of the Proposed Insured, Policyowner and Payor by reviewing the driver's license/passport, (ii) inquire about the source of the customer's assets and income, and (iii) confirm that the Proposed Insured, Policyowner and Payor is not (nor is a family member of or associated with) a foreign military, government or political official? ☐ Yes ☐ No
   (If "No", no settlement may be taken without AXA Equitable's home office approval)

5. Family members, business partners or other related applications to be underwritten concurrently (provide policy numbers if available)

Name(s)	Policy Number(s)	Name(s)	Policy Number(s)

6.

Financial Professional(s) Name(s)	Financial Professional Number	%	Contact by: ☐ Phone ☐ Fax ☐ Email Contact or email address	4 [Do not prepay or annualize commissions]	5 [Prepay or annualize commissions]

7. **Does the Client intend to use the Policy for any type of viatical settlement, senior settlement, life settlement, or for any other secondary market?** ☐ **Yes** ☐ **No**

8. I certify that I have asked and recorded completely and accurately the answers to all questions on the application Part 1, and know of nothing affecting the risk that has not been recorded herein.
   ☐ **I have** witnessed the signature required on Part 1
   ☐ **I have not** witnessed the signature required on Part 1, (Explain below)

____

____

I certify that I have truly and accurately recorded all information supplied by the Insured(s) and the applicant on the application. I certify that I have truly and accurately answered all questions on this Licensed Financial Professional/Insurance Broker certification.

Signature of Licensed Financial Professional/Insurance Broker______________________ Signed on______________________

Print Licensed Financial Professional's Name______________________

YOUR INSURANCE APPLICATION & HOW IT IS HANDLED

Thank you for applying to us for insurance. This form provides important information about the underwriting of your application and our practice respecting your personal and medical record information as required by those states that have adopted the NAIC Model Insurance Information and Privacy Protection Act and other states that may have similar requirements.

OUR UNDERWRITING PROCESS

Underwriting. Our Evaluation of your application begins with the medical history you furnish. Since we rely on the accuracy and completeness of your answers, we may verify them both before and after a policy is issued. This description is not intended to limit or alter the authorization provided in conjunction herewith. In the event of any inconsistencies, the terms of the actual Authorization will control.

Source of Information. We may request additional information from physicians, hospitals, clinics, medical practitioners, medical testing laboratories, pharmacies, other health care providers, health plans, the Medical Information Bureau, other insurers to which you have applied, your employer, business associates, financial institutions, governmental units, consumer reporting agencies and your financial professional.

Your signature of the Acknowledgement and Authorization Form and any additional authorizations we may request permit us to make these inquiries. They may be made by personal interview, by telephone or in writing. We do not ask other insurers for their underwriting decision on your application. You have the right to know (usually through a physician you name) what information we have concerning you, and if it is incorrect, to have it corrected. If you want more information about this, contact your financial professional. If we request information about you from an insurance support organization, they may also furnish this information to others authorized by you. If this connection, the federal and various state Fair Credit Reporting Acts require that you be given this notice.

> To help establish eligibility for insurance, an investigative consumer report (including information on finances, character and general reputation) may be requested. It would be based on interviews with your employer, business associates, financial institutions, governmental units, and references you name. You may also be interviewed yourself.
>
> You may write to us for more complete details on consumer reports. You also have the right to know whether a consumer report was made, the name and address of the agency which made it, and to obtain a copy of the report from them. You can obtain a summary of all your rights under the Fair Credit Reporting Act from the Consumer Reporting Agency.

MEDICAL INFORMATION BUREAU (MIB)

The MIB is a non-profit organization of life insurance companies. Its members exchange information in order to protect the majority of applicants from the few who might not disclose significant facts in applying for coverage. Member companies report to it information of underwriting significance as authorized by applicants and policy holders. This information is, in turn, available only to other member companies when appropriately authorized to secure it.

While the MIB may help us identify areas about which we need additional information for our underwriting evaluation, we do not use MIB reports as the basis for our underwriting decisions.

Upon request, the MIB will arrange for disclosure to you of any information it may have concerning you. If you question the accuracy of this information, you may request a correction according to the federal Fair Credit Reporting Act. You may contact MIB at Post Office Box 105, Essex Station, Boston, MA 02112, Telephone: (617) 426-3660.

Report of Adverse Decision. If an adverse underwriting decision is made on your application, you will be notified and given the reason for this as well as instructions for obtaining further details. If you believe this decision was based on erroneous information, you should contact your financial professional.

NOTICE TO AXA ADVISORS, LLC CLIENTS, if Applicable

The National Association of Securities Dealers (NASD) has published an investor brochure that describes its Public Disclosure Program. You may obtain a copy of the brochure by calling the NASD's Public Disclosure Program Hotline number at 1-800-289-9999 or by visiting the NASD's Web site at www.nasdr.com.

You may contact AXA Advisors, LLC, directly regarding any matter, including the filing of a complaint, by calling 1-800-355-2009 or writing to AXA Advisors at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104.

Remittances for products and services offered by your AXA Advisors financial professional should be made payable to AXA Advisors or another financial institution as your financial professional may direct, but not to your financial professional.

Where to Write to Us. Your financial professional will be pleased to give you the address of our office to which you can write concerning any of the matters discussed above.

PRIVACY POLICY

We are committed to keeping all personal information we have about you confidential and secure. This policy describes how we protect your privacy.

Our Privacy Pledge

- Our business is to offer quality financial products and services to our clients.
- We only use personal client information to administer our business.
- We do not sell or rent client lists or data bout our clients to others. We may market products jointly with other financial companies.
- We require all employees, financial professionals and companies providing services for us to keep client files confidential.

Keeping Your Files Secure

We have security programs that protect data about you from unauthorized use or disclosure. Access to your files is limited to those who need it to administer our business. Our privacy policy applies to both current and former clients.

Information We Collect About You

We collect personal information about you to administer our business, confirm your identity and meet legal requirements. The information we collect varies for different products and services and may include your:

- Name, age, address, phone number and Social Security number
- Occupation and income
- Financial goals and preferences
- Assets and liabilities, insurance, savings and investments
- Health and high-risk hobbies such as skydiving or auto racing
- Information about the products and services you purchase from us

You provide most of this information yourself. We may also ask others about you, including:

- Companies whose products and services you purchase through us
- Credit reporting agencies and state and federal agencies
- Marketing firms acting on our behalf

Who We Share Data With

We may share personal information about you with:

- Your financial professional
- Companies whose products and services you purchase through us
- Companies which have joint marketing agreements with us
- Companies that perform support services for us, including those which:
    - Print and mail account statements
    - Support our computer systems
    - Clear and settle trades
    - Help market our products and services to you

Unaffiliated companies that provide support services for us are required to keep client information confidential. They must also agree in writing to use personal information only to provide services to us.

We disclose information about to government agencies and others as required or permitted by law.

Some financial professionals only offer products and services through us. Others may also offer products and services from other sources. This privacy policy does not apply to data that your financial professional may collect for these other products and services.

Privacy Policy Changes

We may make changes to this privacy policy in the future. Before we do, we will send you a revised privacy policy. And as long as you continue to be a client, we will send you a current privacy policy once a year.

To Contact Us

Questions? Call our Privacy Information Center at 1-877-806-4573, or you can write to us. Your financial professional will be please to give you the address to which you can write concerning any of the matters described herein.

PLEASE READ THIS INFORMATION—IT IS FOR YOUR BENEFIT

TEMPORARY INSURANCE AGREEMENT

☐ **AXA Equitable Life Insurance Company**
1290 Avenue of the Americas
New York, NY 10104

☐ **MONY Life Insurance Company**
1290 Avenue of the Americas
New York, NY 10104

☐ **MONY Life Insurance Company of America**
1290 Avenue of the Americas
New York, NY 10104

(In this Agreement, "we", "our", and "us" mean AXA Equitable Life Insurance Company, MONY Life Insurance Company and MONY Life Insurance Company of America)

We will pay an insurance benefit to the beneficiary named in the application if a Person Proposed for Insurance dies while this Agreement is in effect. For joint survivorship life policies, the insurance benefit is payable upon the death of the second of the Proposed Insured Persons to die, unless a rider is applied for which provides an insurance benefit to be paid upon the death of either Proposed Insured Person. Any coverage provided under this Agreement is temporary and is subject to the Conditions to Coverage stated below. The Temporary Insurance will be in the amount applied for (subject to the Amount Limitation below) and in accordance with the terms of the policy we would issue.

Conditions to Coverage: All of the following conditions must be met before any Temporary Insurance takes effect:

(1) A completed and properly signed application Part 1 and, if required by our published underwriting rules, Part 2 must be given to us; and
(2) The amount paid in consideration for this agreement must be enough to provide at least one month's coverage for the death benefit and for any benefits provided by riders; no insurance will take effect under this agreement if less than one month's premium is submitted with this agreement, and
(3) To the best of the knowledge and belief of those signing the application, the statements and answers in all parts of the application were True and complete when made and continue to be true and complete, without material change, when the premium is paid; and
(4) No person Proposed for insurance has been diagnosed or treated for Acquired Immune Deficiency Syndrome (AIDS) or AIDS-Related Complex (ARC) by a member of the medical profession within the last 10 years or had cancer; a stroke, or a heart attack within the last year.

When Temporary Insurance Begins: If all these conditions are met, then Temporary Insurance shall take effect on the life of a Person Proposed for Insurance on the later of: (a) the date money is paid; or (b) if an application Part 2 is initially required as to that person by our published underwriting rules, the date that Part 2 is completed.

If a Person Proposed for Insurance dies as a result of accidental bodily injury, directly and independently of all other causes, before a required application Part 2 for that person is completed, then the Temporary Insurance will be in effect unless it terminated earlier.

Amount Limitations: The amount of insurance in effect on the life of any Person Proposed for Insurance under all Temporary Insurance Agreements issued by the Company checked above, or its other subsidiaries or affiliates, shall not exceed $1,000,000 in total.

When Temporary Insurance Ends: Insurance under this Agreement will end upon the earliest of the following:
(1) When we issue a policy as applied for, and the full initial premium for it is paid; or
(2) Thirty days after we issue a policy other than as applied for or, if sooner, when that policy is either accepted or refused; or
(3) Five days after we mail a notice declining the application and enclosing a refund on any premium paid; or
(4) The 90th day after the date of Part 1 of the application

Coverage Not Provided: No coverage is provided under this Agreement for a policy or benefit applied for under the terms of a guaranteed insurability option or a conversion privilege.

No disability waiver of monthly deductions benefit is provided under this agreement.

IMPORTANT: No Temporary Insurance shall take effect except as stated in the Temporary Insurance Agreement

This receipt must not be detached unless the application is signed and money is collected.

Received from____

☐ $____________ for proposed insurance on the life of each Person Proposed for Insurance in accordance with an application to the Company checked above.

Dated at________________ on____________________________

Licensed Financial Professional/Insurance Broker____________________________

Checks must be drawn to the order of the Company checked above and are received subject to collection.

RECEIPT

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO THE COMPANY CHECKED ABOVE. DO NOT MAKE CHECK PAYABLE TO THE FINANCIAL PROFESSIONAL OR LEAVE THE PAYEE BLANK.